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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION OF
                            COX COMMUNICATIONS, INC.

                                ARTICLE I: NAME.

      The name of this corporation (the "Corporation") is:

      Cox Communications, Inc.

                         ARTICLE II: REGISTERED OFFICE.

      The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The registered agent in charge thereof is The Corporation Service Company.

                             ARTICLE III: BUSINESS.

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including the performance of all activities required for the merger of the Corporation with CEI-M Corporation pursuant to that certain Agreement and Plan of Merger dated as of October 19, 2004, by and among the Corporation, Cox Enterprises, Inc., Cox Holdings, Inc. and CEI-M Corporation and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

                      ARTICLE IV: AUTHORIZED CAPITAL STOCK.

      A. AUTHORIZED SHARES. The total number of shares of all capital stock that the Corporation shall have the authority to issue is seven hundred forty three million (743,000,000) shares, of which (i) seven hundred thirty three million (733,000,000) shares of a par value one cent ($.01) per share shall be Common Stock and (ii) ten million (10,000,000) shares of a par value one cent ($.01) per share shall be Preferred Stock. The Common Stock shall be divided into two classes as follows: six hundred seventy one million (671,000,000) shares of Class A Common Stock ("Class A Stock") and sixty two million (62,000,000) shares of Class C Common Stock ("Class C Stock").

      B. CLASS A STOCK AND CLASS C STOCK.

            1. POWERS, PREFERENCES AND RIGHTS.

      Except as otherwise provided in this Article IV, each share of Common Stock shall be identical.

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            2. VOTING RIGHTS.

                  a. If there shall be only one class of Common Stock outstanding, each share of Common Stock shall entitle the holder thereof to one
(1) vote.

                  b. If both classes of Common Stock are issued and outstanding, each share of Class A Stock shall entitle the holder thereof to one (1) vote and each share of Class C Stock shall entitle the holder thereof to ten (10) votes. Except as set forth herein, all actions submitted to a vote of stockholders shall be voted on by the holders of Class A Stock and Class C Stock (as well as the holders of any Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

                  c. The holders of Class A Stock and Class C Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective class of stock so as to affect them adversely and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware.

                  d. Except as otherwise provided by law or pursuant to this
Article IV or by resolution or resolutions of the Board of Directors of the Corporation (the "Board") providing for the issuance of any series of Preferred Stock, the holders of the Class A Stock and the Class C Stock shall have sole voting power for all purposes as to which the stockholders of the Corporation are entitled to vote, each holder of the Class A Stock and Class C Stock being entitled to vote as provided in subparagraph 2.b of paragraph B of Article IV.

            3. DIVIDENDS.

                  a. If and when dividends on the Class A Stock and Class C Stock are declared payable from time to time by the Board as provided in this subparagraph 3.a of paragraph B of Article IV, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Class A Stock and the holders of Class C Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends are declared that are payable in shares of Class A Stock or Class C Stock, such dividends shall be payable at the same rate on all classes of Common Stock and the dividends payable in shares of Class A Stock shall be payable only to holders of Class A Stock and the dividends payable in shares of Class C Stock shall be payable only to holders of Class C Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Stock or Class C Stock, the outstanding shares of the other class of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Stock or Class C Stock, as the case may be, that have been subdivided or combined.

                  b. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Class A Stock or the Class C Stock as to dividends, the holders of the Class A Stock and the Class C Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be

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entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series.

            4. CONVERSION OF CLASS C STOCK BY HOLDER.

                  a. The holder of each share of Class C Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Class A Stock on and subject to the terms and conditions hereinafter set forth.

                  b. In order to exercise his conversion privilege, the holder of any shares of Class C Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Class C Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Class C Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Stock represented thereby on the conversion date.

                  c. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class C Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Stock issuable upon such conversion. In case any certificate for shares of Class C Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class C Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Class A Stock issuable upon the conversion of shares of Class C Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

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                  d. The holder of shares converted from Class C to Class A
shares shall only be entitled to dividends (i) payable on shares of Class C Stock that were declared on a date prior to the conversion date of such converted shares, and (ii) payable on shares of Class A Stock that were declared on or after such conversion date of such converted shares.

                  e. In case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, a holder of a share of Class C Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock and other securities and properties receivable upon such sale or conveyance by a holder of one share of Class A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph 4.e of paragraph B of Article IV shall similarly apply to successive sales or conveyances.

                  f. Shares of the Class C Stock converted into Class A Stock shall be retired and shall resume the status of authorized but unissued shares of Class C Stock.

                  g. Such number of shares of Class A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class C Stock.

            5. TERMINATION OF CLASS C STOCK.

                  a. All outstanding shares of Class C Stock shall automatically, without any further act or deed on the part of this Corporation or any other person, be converted into shares of Class A Stock on a share-for-share basis at the option of the Corporation, at any time when the Board and the holders of a majority of the outstanding shares of the Class C Stock approve the conversion of all of the Class C Stock into Class A Stock.

                  b. In the event of any automatic conversion of Class C Stock pursuant to this subparagraph 5 of paragraph B of Article IV, certificates formerly representing outstanding shares of Class C Stock will thereafter be deemed to represent the number of shares of Class A Stock into which such shares have been converted.

            6. PRIORITY OF PREFERRED STOCK.

      The Class A Stock and the Class C Stock are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of this Article IV.

            7. LIQUIDATION, DISSOLUTION OR WINDING UP.

      In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Class A Stock and the Class C Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Class A Stock and the Class C Stock shall be entitled to share pro rata in the remaining assets of the Corporation

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according to their respective interests.

      C. PREFERRED STOCK.

      Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. The Board is hereby authorized to fix or alter the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

    ARTICLE V: NUMBER OF DIRECTORS AND LIMITATION OF LIABILITY OF DIRECTORS.

      A. NUMBER OF DIRECTORS. The number of directors that shall constitute the whole Board of the Corporation shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time.

      B. LIMITATION OF LIABILITY OF DIRECTORS. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any successor provision thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and, as provided in said section shall advance expenses, including reasonable attorneys' fees, of any and all such persons, and the indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such persons. To the fullest extent permitted by Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented, or any successor provision thereto, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      C. FUTURE AMENDMENTS. In addition to the provisions of paragraph B of
Article V hereof, if Delaware law is amended hereafter to authorize or permit corporate action further limiting or eliminating the personal liability of a director to the Corporation or its stockholders, then the liability of each director of the Corporation shall be further limited or eliminated to the fullest extent permitted by any such future amendment of the law of the State of Delaware.

      D. REPEAL OR MODIFICATION. Any repeal or modification of this Article V or any provision hereof shall not increase the personal liability of any director or the Corporation for

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any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                             ARTICLE VI: MEETINGS.

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                      ARTICLE VII: ELECTION OF DIRECTORS.

      A. STOCKHOLDERS' MEETING. The Directors shall be elected at the annual meeting of stockholders as set forth in the Bylaws.

      B. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, effected by amendment to the Bylaws, may be filled by resolution of a majority of the directors then in office, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If at any time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, may summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

                         ARTICLE VIII: INDEMNIFICATION.

      The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by

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law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

              ARTICLE IX: ADOPTION, AMENDMENT OR REPEAL OF BYLAWS.

      The Board of Directors may adopt, amend or repeal the Bylaws as and to the extent provided therein; provided, however, that the granting of such power to the Board of Directors shall not divest the stockholders of the power, nor limit the stockholders' power to adopt, amend or repeal the Bylaws.

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